Exhibit 10.52

MARKETAXESS HOLDINGS INC.
SEVERANCE PROTECTION AGREEMENT

THIS SEVERANCE PROTECTION AGREEMENT (the “Agreement”) is dated as of March 1, 2022 (the “Effective Date”), by and between MarketAxess Holdings Inc., a Delaware corporation (the “Company”), and Naineshkumar Shantilal Panchal (the “Executive”).

RECITALS

WHEREAS, the Executive is a senior management employee of Company;

WHEREAS, the Company recognizes the value of the Executive to the Company and has determined that appropriate steps should be taken to ensure the Company of the Executive’s continued attention and dedication to duty, and to ensure the availability of the Executive’s continued service, including in the event of a Change in Control of the Company; and

WHEREAS, in order to fulfill the above purposes, and recognizing that the Executive shall be entitled to rely on various benefits, the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate and in the best interests of the Company to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.
Term. The term of this Agreement (the “Term”) shall initially be for a period of five (5) years following the Effective Date, and shall renew thereafter for successive one (1) year terms, unless the Company provides written notice to the Executive at least twelve (12) months prior to any then-applicable expiration date of its intent not to renew the Agreement; provided, that if this Agreement is in effect at the time of a Change in Control, then the Term shall continue in perpetuity thereafter. In addition, the Term shall not terminate while any payment or benefit obligation of the Company that is triggered hereunder shall remain outstanding. The Term shall automatically terminate upon a termination of Executive’s employment that does not entitle the Executive to the severance benefits provided hereunder. The Proprietary Information and Non-Competition Agreement executed by you as a condition of your employment (the “Restrictive Covenant Agreement”) shall survive the end of the Term and any termination of this Agreement.
2.
Severance Benefits Outside of the Change in Control Protection Period. If (i) the Executive’s employment is terminated by the Company without Cause prior to the effective date of a Change in Control, or (ii) if the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, in either case, following the expiration of the CIC Protection Period (as defined below), in each case, the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:
(a)
Severance Payment. An amount equal to 1.0 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in regular installments over 12 months in accordance with the Company’s general payroll practices beginning on the first payroll date following the Release Effective Date, with the first such installment including any accrued but unpaid amounts;

(b)
Prorated Bonus Payment; Prior Year Bonus. An amount equal to the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date; provided, however, if the Company chooses to terminate Executive’s employment without Cause prior to the first anniversary of the Effective Date, Executive shall receive an amount equal to $880,000, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;
(c)
Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for twelve (12) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for twelve (12) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and
(d)
Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) any such award subject solely to time- or service-based vesting shall continue to become vested, exercisable and payable on the same schedule over the twelve (12) month period following the Termination Date as if the Executive had remained actively employed, and (B) any such award subject to performance-based vesting shall continue to become vested, exercisable and payable on the same schedule over the twelve (12) month period following the Termination Date as if the Executive had remained actively employed (x) based on actual performance for any performance period that is completed during such twelve (12) month period, or (y) based on target performance level for any performance period that is not completed during such twelve (12) month period. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.
3.
Severance Benefits During the Change in Control Protection Period. If the Executive’s employment is terminated by the Company without Cause or the Executive resigns for Good Reason, in either case during the period beginning on the effective date of a Change in Control and ending on the second anniversary following such effective date (the “CIC Protection Period”), the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:
(a)
Severance Payment. An amount equal to 1.5 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in a lump sum on the first payroll date following the Release Effective Date;
(b)
Prorated Bonus Payment; Prior Year Bonus. An amount equal to the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program, and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;

(c)
Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for eighteen (18) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for eighteen (18) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and
(d)
Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) any such award subject solely to time- or service-based vesting shall immediately vest in full, and (B) any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the Termination Date, or (y) based on target performance level for any performance period that is not completed prior to the Termination Date. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.
(e)
Section 280G Reduction. Notwithstanding anything in this Agreement to the contrary, in the event that it is determined that any payments or benefits provided hereunder, together with any payments or benefits to be provided under any other plan, program, arrangement or agreement, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would, but for this Section 3(e), be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax under state or local law or any interest or penalties with respect to such taxes (the “Excise Tax”), then the amounts of any such payments or benefits under this Agreement and such other arrangements shall be either (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the payments or benefits is subject to the Excise Tax, whichever of the foregoing (i) or (ii) results in the Executive’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). Any such reduction shall be made by the Company in its sole discretion consistent with the requirements of Section 409A and shall include prompt repayment by the Executive of any payments or benefits that are determined to be subject to such reduction and that have previously been paid or provided to the Executive. Any determination required under this Section 3(e) shall be made in writing in good faith by a nationally recognized public accounting firm selected by the Company, whose determination shall be final and binding.
4.
Termination Due to Death or Disability. If the Executive’s employment is terminated due to death or Disability, the Company shall provide the Executive with the following payments and benefits, in addition to the Accrued Payments:
(a)
Severance Payment. An amount equal to 0.5 times the sum of (A) the Executive’s Base Salary plus (B) the Executive’s Average Annual Bonus, payable in a lump sum on the first payroll date following the Release Effective Date;
(b)
Prorated Bonus Payment; Prior Year Bonus. An amount equal to 0.5 times the Average Annual Bonus, prorated based on the number of days during the year of termination that the Executive was employed prior to the Termination Date, payable in a lump sum on the first payroll date following the Release Effective Date. In addition, to the extent not paid as of the Termination Date, the annual bonus (if any) earned by the Executive for the year immediately preceding the year in which the Termination Date occurs, determined in good faith on a basis consistent with the Company’s annual incentive compensation program and payable at the same time as bonuses paid to senior executives of the Company, or, if later, the first payroll date following the Release Effective Date;

(c)
Medical Benefits. If continued coverage under the Company’s health and welfare plans is timely elected by the Executive, payment of any COBRA health and welfare premiums for twelve (12) months following the Termination Date; provided, however, that if the Company determines that payment or reimbursement of COBRA health and welfare premiums would violate the provisions of the Patient Protection and Affordable Care Act or the Health Care and Education Reconciliation Act of 2010, the Company will, in lieu thereof, for twelve (12) months following the Termination Date provide the Executive with a taxable monthly payment, payable on the last day of a given month, in an after-tax amount equal to such COBRA health and welfare premiums for the Executive (i.e., grossed up for all taxes on such payment); and
(d)
Equity Vesting. With respect to any outstanding equity or equity-based incentive awards held by the Executive under any Company equity incentive plans that are not vested as of the Termination Date: (A) one hundred percent (100%) of any such award subject solely to time- or service-based vesting shall immediately vest in full; and (B) one hundred percent (100%) of any such award subject to performance-based vesting shall immediately vest (x) based on actual performance for any performance period that is completed prior to the Termination Date, or (y) based on target performance level for any performance period that is not completed prior to the Termination Date. Executive’s outstanding equity awards shall otherwise be subject to the same terms and conditions that apply under the applicable equity plan and award agreements.

In addition to the payments and benefits provided in this Section 4, the Executive shall remain eligible for benefits under the Company’s existing life and disability insurance plans in which the Executive participates, in accordance with the terms of such plans.

5.
Release of Claims. The Company’s obligation to provide the severance payments and benefits set forth in Sections 2, 3, and 4 (other than the Accrued Payments) (the “Severance Benefits”) shall be subject to and contingent upon (a) the Executive’s (or the Executive’s estate’s or legal guardian’s, in the case of death or incapacity) execution and delivery to the Company of a general release of claims and covenant not to sue substantially in the form attached hereto as Exhibit A (the “Release Agreement”) on or within 21 days (or 45 days, if applicable under the Older Workers Benefit Protection Act) following the Termination Date, and (b) such Release Agreement becoming effective following the 7-day revocation period in accordance with its terms (the date on which the Release Agreement becomes effective and irrevocable, the “Release Effective Date”). Notwithstanding the foregoing, if there is a dispute regarding the characterization of the Executive’s termination of employment as a termination without Cause or resignation for Good Reason, the release consideration period shall toll until such dispute is resolved. For the avoidance of doubt, the Executive shall forfeit the Severance Benefits if such Release Agreement has not been timely executed and returned to the Company and become effective and irrevocable. The Company shall provide to the Executive the Release Agreement on or within three (3) days following the Termination Date, and shall countersign the Release Agreement if timely executed and returned to the Company by the Executive.
6.
Other Terminations. If the Executive’s employment is terminated for any reason other than those set forth in Sections 2, 3, and 4, the Accrued Payments shall be the sole and exclusive payments or benefits to which the Executive shall be entitled in respect of the Executive’s termination of employment with the Company under this Agreement, and no Severance Benefits shall be paid or provided.
7.
Indemnification. The Executive shall be covered under the indemnification provisions of the Company’s charter and bylaws in effect from time to time on terms and conditions no less favorable to the Executive than those provided to directors of the Company generally. Following the Termination Date, the Company will indemnify, and cover the Executive under the Company’s directors’ and officers’ liability insurance, for the same period and on the same basis as the directors of the Company generally, which liability insurance shall at all times provide coverage in an amount that is reasonable and customary for companies of a similar size in the Company’s industry.

8.
Restrictive Covenant Agreement. As a condition precedent to the effectiveness of this Agreement, the Executive shall have signed and delivered to the Company the Restrictive Covenant Agreement.
9.
Notice; Resignation from Positions. The Executive must provide the Company with three months’ notice prior to any resignation of employment other than for Good Reason following a Change in Control (the “Notice Period”); provided that the Company may, in its sole discretion, make the date of Executive’s resignation effective earlier than any such notice date. The Company may require the Executive to remain away from work on full pay during any portion of the Notice Period and on such conditions as the Company may specify; provided that the Company’s exercise of such right shall neither constitute Good Reason nor, in the case of Executive’s voluntary resignation, change the nature of the Executive’s termination of employment. Furthermore, upon termination of the Executive's employment for any reason, the Executive shall promptly (i) resign from all positions (including, without limitation, any management, officer or director position) with the Company and its affiliates and (ii) relinquish any power of attorney, signing authority, trust authorization or Company account signatory authorization that the Executive may hold on behalf of the Company or its affiliates.
10.
Section 409A.
(a)
The parties agree that this Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code and the regulations and guidance promulgated thereunder to the extent applicable (collectively, “Section 409A”), and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. In no event whatsoever will the Company be liable for any additional tax, interest or penalties that may be imposed on Executive under Section 409A or any damages for failing to comply with Section 409A.
(b)
A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits considered “nonqualified deferred compensation” under Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” the Termination Date or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered nonqualified deferred compensation under Section 409A payable on account of a “separation from service,” no such payment or benefit shall be made or provided prior to the earlier of (A) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death (the “Delay Period”). All payments and benefits delayed pursuant to this Section 10 (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed on the first business day following the expiration of the Delay Period to the Executive in a lump sum without interest, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

(c)
For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within 10 business days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company. If the twenty-nine (29) day period (or fifty-three (53) day period, as applicable) following the Termination Date ends in the calendar year following the year that includes such Termination Date, then payment of any amount that is conditioned upon the execution of the Release Agreement and is subject to Section 409A shall not be paid until the first day of the calendar year following the year that includes the Termination Date, regardless of when the Release Agreement is signed. All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive; no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and the Executive’s right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for any other benefit.
11.
Certain Defined Terms. For the purposes of this Agreement:
(a)
“Accrued Payments” shall mean all base salary earned or accrued but unpaid through the Termination Date, payment for all vacation days accrued but unused through the Termination Date, and reimbursement for any reasonable and necessary business expenses incurred by the Executive through the Termination Date, determined in accordance with Company policy.
(b)
“Average Annual Bonus” shall mean the average of the Executive’s annual cash bonus amounts earned and payable (without regard to any deferral or payment in another form) for the Company’s three (3) fiscal years immediately preceding the year in which the Termination Date occurs (or, if greater, immediately preceding the year in which a Change in Control occurs).
(c)
“Base Salary” shall mean the amount of the Executive’s annual base salary in effect on the Termination Date or, if greater, as of immediately prior to the occurrence of a Change in Control.
(d)
“Board” shall mean the Board of Directors of the Company.
(e)
“Cause” shall mean the Executive’s: (A) willful misconduct, gross misconduct, or gross negligence in the performance of the Executive’s duties to the Company that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, (B) the Executive’s conviction of, or plea of guilty or nolo contendere to, a crime relating to the Company or any of its affiliates, or any felony, (C) a material breach by the Executive of any material written agreement (including the Restrictive Covenant Agreement) entered into between the Executive and the Company, or any material written policy of the Company signed by the Executive, in each case that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, (D) the Executive’s intentional failure or refusal to follow a lawful and proper direction of the Board or the Company’s Chief Executive Officer that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company, or (E) any other conduct by the Executive, whether or not in the course of performing the Executive’s responsibilities to the Company, that has or is reasonably likely to have a material adverse effect on the business, assets or reputation of the Company and that is not cured by the Executive within thirty (30) days after the Executive’s receipt of written notice given to the Executive by the Company.

(f)
“Change in Control” shall mean, and shall have occurred, if:
(i)
any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company’s common stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;
(ii)
during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(iii)
a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(iv)
the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

(g)
“Disability” shall mean the Executive’s having a permanent and total disability as defined in Section 22(e)(3) of the Code.
(h)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(i)
“Good Reason” shall mean any of the following events that are not cured by the Company within thirty (30) days after the Company’s receipt of written notice from the Executive specifying the event claimed to be Good Reason (the “Cure Period”): (i) an adverse change in the Executive’s title; (ii) a material diminution in the Executive’s duties, authorities or responsibilities or the assignment to the Executive of duties or responsibilities that are materially adversely inconsistent with Executive’s then position; (iii) a reduction in the Executive’s Base Salary or annual target incentive bonus (as a percentage of Base Salary); (iv) a requirement by the Company that the Executive’s principal place of work be moved to a location more than fifty (50) miles away from its current location; (v) the Company provides written notice to the Executive of its intent not to renew this Agreement or (vi) the failure of the Company to obtain and deliver to the Executive a reasonably satisfactory written agreement from any successor to all or substantially all of the Company’s assets to assume and agree to perform this Agreement. For the Executive’s resignation to be considered a resignation for Good Reason, the Executive shall be required to provide the Company with written notice of the existence of Good Reason no later than forty-five (45) days after the date on which the Executive has had, or should have had, actual knowledge of the event that is alleged to constitute Good Reason, the Company shall notify the Executive no later than the end of the Cure Period whether it agrees that a Good Reason event has occurred (and if it has occurred, whether the Company intends to cure it), and the Executive must actually resign within ninety (90) days of the end of the Cure Period.
(j)
“Person” shall mean an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.
(k)
“Termination Date” shall mean the date on which the Executive’s employment with the Company is terminated.
12.
General Provisions.
(a)
Entire Agreement. The parties agree that the Severance Benefits shall be the sole and exclusive payments or benefits to which the Executive shall be entitled in respect of the Executive’s termination of employment with the Company, and Executive shall not be eligible to participate in any other severance plan, program, agreement or arrangement of the Company. This Agreement shall supersede any and all prior understandings, representations or presentations, whether written or oral, relating to the subject matter hereof.
(b)
Tax Withholding. The Company shall be entitled to deduct or withhold, or require the Executive to remit to the Company, up to the maximum statutory amount necessary to satisfy federal, state or local taxes required by law or regulation to be withheld with respect to any payment or benefit provided hereunder.
(c)
No Mitigation. The Executive will be under no obligation to seek other employment and there will be no offset against any amounts owing to the Executive under Sections 2, 3, and 4 above, as applicable, on account of any remuneration attributable to any subsequent employment that the Executive may obtain.

(d)
Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally, delivered by certified or registered mail, postage prepaid, return receipt requested, or delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to any party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to the Company:	MarketAxess Holdings Inc. 55 Hudson Yards Floor 15 New York, New York 10001 Attention: General Counsel

If to the Executive, at the Executive’s then-current primary mailing address as indicated in the Company’s records.

(e)
Successors and Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including, without limitation, any purchaser of all or substantially all of the assets or equity interests of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.
(f)
Waiver. No provision of this Agreement may be modified, amended or waived unless such modification, amendment or waiver is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.
(g)
Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction. THE EXECUTIVE ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS WAIVING ANY RIGHT THAT THE EXECUTIVE MAY HAVE TO A JURY TRIAL RELATED TO THIS AGREEMENT.
(h)
Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARKETAXESS HOLDINGS INC.
/s/ Richard M. McVey Name: Richard M. McVey Title: CEO
EXECUTIVE
/s/ Naineshkumar Shantilal Panchal Name: Naineshkumar Shantilal Panchal

EXHIBIT A
FORM OF RELEASE AND COVENANT NOT TO SUE AGREEMENT

THIS RELEASE AND COVENANT NOT TO SUE (this “Release Agreement”), dated as of [●], is by and between MarketAxess Holdings Inc., a Delaware corporation (the “Company”), and Naineshkumar Shantilal Panchal (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive previously entered into a Severance Protection Agreement, dated as of [●], 2020 (the “Severance Agreement”);

WHEREAS, the Executive’s employment was terminated effective [●]; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Severance Agreement.

NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

13.
General Release and Covenant Not to Sue.
(a)
The Executive hereby releases the Company and all of its past, present, and future affiliates, and its and their respective officers, directors, shareholders, members, employees, successors and assigns (collectively referred to herein as the “Releasees”), jointly and severally, from any and all claims, known or unknown, which the Executive or the Executive’s heirs, successors or assigns have or may have against any Releasee arising on or prior to the Termination Date and any and all liability which any such Releasee may have to the Executive, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to claims for wrongful discharge, accrued bonus or incentive pay, sexual harassment, the Age Discrimination in Employment Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Corporate Fraud and Criminal Fraud Accountability Act of 2002, and Sections 922(h)(1) and 1057 of the Dodd-Frank Act, Workers Adjustment and Retraining Notification Act, the New York Human Rights Law, including New York Executive Law § 296, § 8-107 of the Administrative Code and Charter of New York City or any other federal, state, or local law. This release is for any and all claims, including but not limited to claims arising from and during the Executive’s employment relationship with Releasees or as a result of the termination of such relationship. Notwithstanding any provision contained in this Release Agreement, this release is not intended to interfere with the Executive’s right to file a charge with a governmental agency, including but not limited to the equal employment opportunity commission or any state or local fair employment practices agency, or other governmental regulatory agency or self-regulatory organization. However, by executing this Release Agreement, the Executive hereby waives the right to recover any relief in connection with any proceeding brought before such governmental agency or self-regulatory organization. This release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, wages, back pay, front pay, compensatory damages, or punitive damages. The Executive relinquishes any right to future employment with the Company or any of the Releasees, and agrees not to seek future re-employment with the Company or any of the Releasees. The Executive acknowledges that the Company shall have the right to refuse to re-employ the Executive without liability of the Company or any of the Releasees. This release shall not apply to any obligation of the Company pursuant to the Severance Protection Agreement.

(b)
The Executive understands that the Executive is releasing the Releasees from claims that the Executive may not know about as of the date of the execution of this Release Agreement, and that it is the Executive’s knowing and voluntary intent even though the Executive recognizes that someday the Executive might learn that some or all of the facts the Executive currently believes to be true are untrue and even though the Executive might then regret having signed this Release Agreement. Nevertheless, the Executive understands that the Executive is expressly assuming that risk and agrees that this Release Agreement shall remain effective in all respects in any such case. The Executive expressly and completely waives all rights the Executive might have under any law that is intended to protect the Executive from waiving unknown claims, and the Executive understands the significance of doing so.
(c)
In consideration of the terms set forth in this Release Agreement, the Executive represents that the Executive has not filed or permitted to be filed against the Releasees any charges, complaints or lawsuits, and the Executive covenants and agrees that the Executive will not file or permit to be filed any lawsuits at any time hereafter with respect to the subject matter of this Release Agreement and claims released pursuant to this Release Agreement (including, without limitation, any claims relating to the termination of the Executive’s employment), except as may be necessary to enforce this Release Agreement or to seek a determination of the validity of the waiver of the Executive’s rights under ADEA.
(d)
The Executive understands and agrees that nothing in this Release Agreement limits or interferes with the Executive’s right, without notice to or authorization of the Company, to communicate in good faith with any Government Agency for the purpose of reporting a possible violation of law, or to participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing documents or other information, or for the purpose of filing a charge or complaint with a Government Agency. As used in this Release Agreement, “Government Agency” shall mean the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or any other federal, state or local governmental agency or commission. In the event the Executive files a charge or complaint with a Government Agency, or a Government Agency asserts a claim on the Executive’s behalf, the Executive agrees that the Executive’s release of claims in this Release Agreement shall nevertheless bar the Executive’s right (if any) to any monetary or other recovery (including reinstatement), except the Executive does not waive: (i) the Executive’s right to receive a whistleblower award from a Government Agency for information provided to such Government Agency, (ii) any recovery to which the Executive may be entitled pursuant to workers’ compensation and unemployment insurance laws, and (iii) any other right where a waiver is expressly prohibited by law.
(e)
Nothing in this Release Agreement shall affect the Executive’s vested rights, if any, to the equity awarded to the Executive under the MarketAxess Holdings Inc. 2012 Incentive Plan, the MarketAxess Holdings Inc. 2020 Equity Incentive Plan, or any other equity or equity-based incentive plan of the Company or its Affiliates, in each case, as amended or restated. The Executive’s rights to benefits under any such plan(s) will be determined in accordance with the terms of such plan(s).
(f)
Nothing in this Release Agreement shall affect the Executive’s vested rights, if any, to retirement benefits under any 401(k) retirement or deferred compensation plan(s) offered by the Company. The Executive’s rights to benefits under any such 401(k) plan(s) and any other employee benefits plans will be determined in accordance with the terms of such plans.
14.
No Admission of Liability. It is understood that nothing in this Release Agreement is to be construed as an admission on behalf of the Releasees of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

15.
Acknowledgements.
(a)
The Executive acknowledges that:
(i)
Before entering into this Release Agreement, the Executive has had the opportunity to consult with any attorney or other advisor of the Executive’s choice, and the Executive has been advised to do so if the Executive chooses;
(ii)
The Executive has entered into this Release Agreement of the Executive’s own free will, and that no promises or representations have been made to the Executive by any person to induce the Executive to enter into this Release Agreement other than the express terms set forth herein and in the Severance Agreement;
(iii)
The Executive has read this Release Agreement and understands all of its terms, including the release of claims and covenant not to sue set forth in Section 1 above;
(iv)
The Severance Benefits as defined and set forth in the Severance Agreement are in consideration of this release of claims and covenant not to sue, and constitute consideration in addition to anything of value to which the Executive is already entitled;
(v)
The Executive has [twenty-one (21) / forty-five (45)] days within which to consider this Release Agreement (although the Executive may choose voluntarily to sign it earlier);
(vi)
The Executive represents and warrants that the Executive is not aware of any facts that would establish that any officer or employee of the Company has engaged in conduct that the Executive believes would violate any federal, state or local law, regulation or ordinance;
(vii)
The Executive has seven (7) days following the date the Executive signs this Release Agreement to revoke this Release Agreement by delivering a written notice of such revocation to:

MarketAxess Holdings Inc. 55 Hudson Yards Floor 15 New York, New York 10001 Attention: General Counsel; and
(viii)
This Release Agreement shall not become effective or enforceable until the first (1st) day following the end of the seven (7) day revocation period; provided that the Executive has signed, returned and not revoked this Release Agreement in accordance with the terms hereof.
16.
Miscellaneous.
(a)
Governing Law. This Release Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Release Agreement, or the negotiation, execution or performance of this Release Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Release Agreement or as an inducement to enter into this Release Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations, without regard to any borrowing statute that would result in the application of the statute of limitations of any other jurisdiction.

(b)
Construction. There shall be no presumption that any ambiguity in this Release Agreement should be resolved in favor of one party hereto and against another party hereto. Any controversy concerning the construction of this Release Agreement shall be decided neutrally without regard to authorship.
(c)
Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS THE EXECUTIVE’S OR ITS OWN FREE ACT.

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IN WITNESS WHEREOF, the parties hereto have executed this Release Agreement as of the date first written above.

MARKETAXESS HOLDINGS INC.
Name: Title:
EXECUTIVE
Name: